                                                                    Exhibit 10.1

                           LIGHT DUTY STARTER MOTORS*

                          COMPONENT SUPPLY AGREEMENT
                          --------------------------



THIS COMPONENT SUPPLY AGREEMENT ("Agreement") is entered into July 31, 1994, by DRA, Inc. ("DRA"), a company organized under the laws of the State of Delaware, and General Motors Corporation, a company organized under the laws of the State of Delaware ("GM").

                                 INTRODUCTION


This Agreement is entered with reference to the following facts:


A. DRA, DR International, Inc. ("DRI") and GM have entered into the Asset Purchase Agreement dated July 13, 1994, (the "Asset Purchase Agreement"), pursuant to which DRA will purchase from GM certain of the assets, and will assume certain of the liabilities, of the Delco Remy Heavy Duty Starter Motors and Generators business ("HDO"), the Delco Remy Powder Metal Forge business ("PMF"), the Delco Remy Light Duty Starter Motors business ("LDO"), the Delco Remy Light Duty Starter Motors Remanufacturing business ("LDO Reman") and the Delco Remy Heavy Duty Starter Motors and Generators Remanufacturing business ("HDO Reman" and collectively with HDO, LDO, PMF and LDO Reman, the "Businesses") of the Delco Remy Division of GM (together with any successor unit of GM, the "Delco Remy Division").


B. In connection with the transactions contemplated by the Asset Purchase Agreement, GM and DRA desire to establish a mutually beneficial and efficient long-term arrangement for the purchase and sale of certain motor vehicle components and to cooperate with each other to achieve certain commercial objectives. Accordingly, DRA desires to sell to GM, and GM desires to purchase from DRA, certain motor vehicle components upon the terms and conditions stated herein.

* Portions of this Exhibit 10.1 were omitted and filed separately with the Secretary of the Securities and Exchange Commission (the "Commission") pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by the word "Redacted."

C. DRI has formed DRA to own and operate the Businesses. The investors in DRI and GM intend that DRA will be a supplier of GM for an extended period, subject to DRA's competitive performance in technology, quality, service and price as set forth herein. DRA acknowledges GM's normal expectation that component suppliers will deliver a minimum net cost reduction of three percent (3%) each year. GM acknowledges that DRA will need several years to achieve satisfactory financial performance. Both GM and DRA acknowledge that the best way to achieve their goals is by establishing a cooperative, ongoing relationship.

D. DRA understands that components sold under this Agreement must be competitive with regard to components available to GM from other suppliers to GM, and as set forth herein, that GM intends to continue to seek information regarding products of other suppliers, including information regarding quality, technology, service, and price.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, DRA and GM hereby agree as follows:

ARTICLE 1 - PURCHASE AND SUPPLY COMMITMENTS
-------------------------------------------

1.1(a) Commitment for GM Requirements: For the term of this Agreement, subject
       ------------------------------
to paragraph 1 .2(d)(iii) of this Agreement, DRA agrees to sell and GM agrees to purchase one hundred percent (100%) of GM's production and current production model service requirements for Components in the United States and Canada, except for GEO and Saturn production requirements as of the date hereof. This Agreement also applies to GM's requirements for those production and current production model service Components presently produced by DRA's Mexican licensee, GCI, or any successor to GCI. Additionally, DRA agrees, and commits through its purchase offer, to capacitize its operations to the full extent of GM's requirements for such Components; and shall not rebill GM for the cost of any tooling or equipment transferred pursuant to the Asset Purchase Agreement or otherwise related to the PG-260 program, other than those expenditures specifically designated on Annex C as eligible for rebill. The parties acknowledge and agree with respect to such rebills, however, that a material change by GM in either the volume or the timing of the PG-260 program's scheduled capacitization from that as of the Closing may require the modification of the above rebill provision, by mutual agreement of the parties. To the extent that GM purchases any Components indirectly (e.g., incorporated into a subassembly purchased from a sub-assembler for use as original equipment), GM shall require such sub-assembler to comply with this Article 1.1. For purposes of this Agreement, the term "Components" shall mean any one or more of the motor vehicle light duty starter motors listed and specifically designated as Category A - Straight Drive Models or Category B - Planetary Gear Models, in the Supply Schedule attached hereto as Annex "A", plus any subsequent light duty starter motors specifically designated as "replacements" for those models listed in Annex "A", which are required by GM for use as original equipment or service parts between the effective date of this Agreement and July 31, 2004, provided, however, that "Components" shall not include (i) remanufactured motor vehicle light duty starter motors and parts and sub-assemblies, and (ii) motor vehicle light duty starter motors and parts and assemblies for past model service.

1.1(b) Issuance of Purchase Orders: GM will place all orders hereunder in
       ----------- ---------------
accordance with GM's customary practices, as the same may be revised from time to time.

1.2  Prices and Adjustments
     ----------------------

(a)   Initial Prices: The unit prices for the Components as of the effective
      --------------
date of this Agreement are stated in the Supply Schedule (Annex "A"). GM and DRA understand the current prices listed in Annex A are market competitive as of Fall 1993. In addition, the parties agree that GM's standard non-ferrous metals price adjustment policies will apply throughout the term of this Agreement.

(b)   Cost Reduction Programs:
      -----------------------

          (i) DRA and GM shall use their best efforts to identify and implement productivity and other improvements to reduce DRA's cost of producing the Components. Beginning in the second model year after DRA's transition out of GM (i.e. beginning August 1, 1995) (the "Second Model Year") with regard to "Category A" Components and the third model year after such transition (i.e. beginning August 1, 1996) (the "Third Model Year") with regard to "Category B" Components, and each model year thereafter during the term of this Agreement, DRA shall retain fifty percent (50%) of the amount of the "Cost Savings" (as such term is defined below) achieved in the most recent model year ended and fifty percent (50%) of the Cost Savings shall be passed on to GM by means of additional price reductions on Components; provided, however, that DRA shall retain 100% of the Cost Savings resulting from the "right sizing" (the related reduction of hourly personnel and elimination of all associated employee benefit costs as described in Section 7.13 of the Asset Purchase Agreement) of DRA's business as contemplated in DRA's business plan for the LDO business. All calculations pursuant to this Paragraph 1.2(b)(i) shall be done at a plant level for each Component. For purposes of this Agreement, the term "Cost Savings" shall mean the net reduction, if any, in the full manufacturing cost to produce one unit of a Component (taking into account all labor, material and plant burden (including depreciation and amortization)) at the end of a model year from the full manufacturing cost to produce one unit of a Component at the beginning of a model year, calculated utilizing a consistent accounting procedure agreed upon by the parties whereby all of DRA's costs are allocated on a part number basis which reflects the true full manufacturing cost to produce one unit of the Component. The parties shall agree upon a mutually acceptable measuring device for calculating the cost savings no later than six (6) months prior to the commencement of the second model year taking into account DRA's need to protect the confidentiality of the cost information and GM's need to verify the information.

          (ii) In addition, GM will make available to DRA, and DRA will participate in good faith in, all productivity improvement programs generally available to suppliers to

GM, including but not limited to PICOS workshops and creativity teams. Each party will bear its respective costs arising from participation in such activities.

     (c) Prices and Adjustments for Prior Model Service Parts: Pricing with
         ----------------------------------------------------
regard to prior model service parts which have not yet become prior model as of the Closing Date and which are not otherwise listed on Exhibit B to the Distribution and Supply Agreement between GM and DRA of even date herewith (the "Distribution and Supply Agreement") will be determined on an initial basis by the pricing of such Component pursuant to this Agreement immediately before that Component becomes prior model. Thereafter, adjustments to pricing for prior model service parts will be determined by adjustments to the price at which GM's Service Parts Operations Division provides such Component to its customers, in the manner provided for in the Distribution and Supply Agreement.

(d)   Global Sourcing:
      ---------------

     (i) GM may periodically undertake global sourcing studies with regard to the Components at any time during the term of this Agreement. GM agrees to solicit such information from qualified suppliers only, and in the context of both substantive volume (e.g., 1 million units) and an extended time frame, in order to assure that the information received represents achievable benchmarks. GM agrees to inform DRA on a timely basis of its issuance of any such requests.

     (ii) If GM informs DRA prior to July 31, 2001 that the unit price of a Component is not competitive with the market-based price determined by such a global sourcing study, GM and DRA will cooperate in good faith to determine why DRA's price is not competitive . Promptly thereafter, DRA will prepare a plan including specific interim goals and target dates for reducing DRA's price to the market-based competitive price. With the assistance of GM, DRA will use its best efforts to achieve maximum productivity and cost reduction improvements, including but not limited to changing types of suppliers of materials and incurring reasonable developmental expenses and capital investments, and beginning in the

Second Model Year for "Category A" Components and the Third Model Year for "Category B" Components, fifty percent (50%) of resulting cost reductions, if any, will reduce prices pursuant to paragraph 1.2(b) of this Agreement. However, prior to July 31, 2001, GM shall not purchase Components from other suppliers because of price.

     (iii) After July 31, 2001 the Components must be competitive in terms of price, technology and design with similar products which may be available to GM. Should GM receive a quotation which meets the criteria of (i) above, and which, in the case of quotations received from current GM suppliers, is comparable to current prices being charged GM by such suppliers, GM, to the maximum extent and detail possible without breaching any legal or contractual obligations to such third party, shall advise DRA in writing of the area(s) (i.e. price, technology and/or design) in which the other product(s) offered in such quotation are more competitive. DRA shall have sixty (60) days within which to notify GM that it shall sell the affected Component(s) at the competitive price, with substantially comparable technology and/or design as the case may be. It is agreed by the parties that the effective date(s) for such price reduction(s) and/or improvement(s) in technology and/or design shall be the date(s) at which the other supplier is able to supply the competing component(s). It is further agreed by the parties that should DRA elect to meet the competing offer, its price reduction(s) and/or improvement(s) in technology and/or design shall not be limited to only the quantities set forth in the competing offer but rather to all affected Components being supplied by DRA hereunder.

     (iv) Should DRA fail to notify GM within the sixty (60) day time period set forth in (iii) above, or should DRA notify GM that it will not meet the competing offer, GM may terminate its purchase(s) of the affected Component(s) hereunder and thereafter purchase the Component(s) from the other source.

1.3   Service Manuals and Technical Support: During the term of this Agreement,
      -------------------------------------
DRA shall provide to GM at no additional cost all necessary service and technical support information and materials related to the Components (regardless of format, i.e. text, graphics, audio, video, etc.) including but not limited to service manuals, service bulletins, training materials, product bulletins and product information booklets; provided however, that such services and support shall be reasonably
          ----------------
consistent with that supplied by the Delco Remy Division prior to the Closing Date.


ARTICLE 2 - PURCHASE ORDER TERMS AND CONDITIONS
-----------------------------------------------

2.1  Purchase Orders: Attached hereto as Annex "B" is the standard form of
     ---------------
purchase order customarily utilized by GM with its suppliers as of the date of this Agreement. All purchase orders issued by GM and accepted by DRA pursuant to this Agreement shall utilize such standard form purchase order and shall be governed by its terms and conditions; provided, however, that Paragraphs 11, 12, 13, 15, 22, 23, 31 and the last sentence of Paragraph 14 therein shall be deleted and may not be invoked or exercised by either party with respect to any purchase orders issued and accepted under this Agreement; provided further that notwithstanding the provisions contained in Paragraph 2 of the form of purchase order, the payment terms to DRA for all Components sold hereunder shall be net 10th, 25th Prox., F.O.B. DRA - Anderson, Indiana or F.O.B. DRA - Meridian, Mississippi, as the case may be. Additionally, the parties agree with regard to Paragraph 14 of the form of purchase order that the word "reconstruct" in sub-paragraph (c) therein shall not be interpreted to mean remanufacture.

2.2   Order of Precedence: The terms and conditions of such purchase orders
      -------------------
shall be construed as cumulative and supplemental to those set forth herein; provided, however, that to the extent of any conflicts between the provisions of any purchase order and those of this Agreement, the terms of this Agreement shall govern.

ARTICLE 3 - TERM OF AGREEMENT AND GROUNDS FOR EARLIER TERMINATION
-----------------------------------------------------------------


3.1  Term of Agreement: The term of this Agreement shall be through July 31,
     ------------------
2004, unless terminated earlier pursuant to Article 3.2.

3.2  Grounds for Termination: Either party may terminate this Agreement in any
     ------------------------
of the following events: (i) the other party materially breaches this Agreement;
(ii) the other party becomes insolvent or enters bankruptcy, receivership, liquidation, debtor initiated composition of creditors, dissolution, or similar proceeding; or (iii) a significant portion of the assets of the other party necessary for the performance of this Agreement becomes subject to attachment, embargo, or expropriation. Additionally, this Agreement may be terminated by GM in the event thirty-five percent (35%) of the voting shares of DRI or DRA become owned or controlled, directly or indirectly, by a manufacturer of fully assembled passenger cars and/or light duty trucks.

For purposes of this Section, the percentage ownership in DRI or DRA voting shares which is deemed to be owned or controlled directly or indirectly by an entity (the "Parent") owning voting shares in an entity other than DRI or DRA (as the case may be) (the "Affiliate"), shall be determined by multiplying the Parent's percentage ownership of voting shares in the Affiliate by the percentage ownership or control, direct or indirect, that the Affiliate has in either DRI or DRA. Similarly, the foregoing shall also apply to any additional levels of either the Parent's or the Affiliate's subsidiaries or affiliates. In all cases, however, ownership or control, directly or indirectly, of more than
           -------
fifty percent (50%) of the voting shares of an entity will be deemed to be direct or indirect ownership or control of one hundred percent (100%) of the voting shares of that entity.

3.3  Termination Procedure:  A party intending to terminate this Agreement shall
     ----------------------
first notify the other party of the grounds for the intended termination. In the event the other party fails to remedy such grounds for termination within thirty
(30) days after the date of
such notice, then the terminating party may terminate this Agreement effective immediately upon notice to the other party without the need for any judicial action.

3.4  Reservation of Rights: The provisions of this Article are without prejudice
     ----------------------
to any other rights or remedies either party may have by reason of the default of the other party.


ARTICLE 4- TECHNOLOGY, DESIGN AND QUALITY
-----------------------------------------


4.1  Quality Control: DRA will institute and maintain a quality control and
     ----------------
inspection system which incorporates A.I.A.G. Standards, General Quality Standards, Targets for Excellence, and other GM policies generally applicable to suppliers.

4.2  Technology and Design, Through July 31, 2001, DRA will use its best efforts
     ---------------------
to provide Components which are equivalent in terms of technology and design to similar parts available at a substantially equivalent price. If GM informs DRA that, in the reasonable opinion of GM, the technology or design of a Component is not equivalent (giving additional relevant information as available for disclosure by GM) to another available product, DRA will submit within one hundred twenty (120) days a comprehensive business plan as to how it will attempt to provide Components with equivalent or superior technology or design.

4.3  Quality / Warranty Provisions
     -----------------------------

     (a) Warranty on Components: Components supplied hereunder shall conform to
         ----------------------
the warranty set forth in Paragraph 9 ("Warranty") of GM's purchase order terms and conditions. Should Components fail to conform to such Warranty, DRA (with assistance from GM as appropriate) shall immediately develop a comprehensive corrective action plan. However, should DRA fail to implement the corrective action plan, or should DRA fail to remedy or cure the default/breach within one hundred eighty (180) days, GM, at its option, may immediately terminate its purchase of the affected Component(s). This right of termination shall be cumulative and additional to those set forth in Section
3.2. Notwithstanding the foregoing, during the term of this Agreement, DRA shall not have any financial responsibility whatsoever to GM for vehicle warranty, except to the extent, if any, and subject to Section 4.3(b) below, that such financial responsibility derives from any service fix, recall or campaign (safety or otherwise).

     (b) Service Fix. Recall and Safety Campaigns: DRA will promptly notify GM
         ----------------------------------------
of any defects, when such defects come to the attention of DRA, which might be the basis of a recall, service fix or campaign (safety or otherwise) for which GM might be responsible. Notwithstanding the last sentence of paragraph (a) above: (i) GM will pay 100% of the cost of any service fix, recall or campaign (safety or otherwise) that is undertaken for all Components actually manufactured by GM through the date of this Agreement, and (ii) for a period of four (4) years from the date of this Agreement, GM shall also pay 100% of the cost of any service fix, recall or campaign (safety or otherwise) involving Components manufactured after the date of this Agreement for which the Component design, engineering or manufacturing process in use as of the date of this Agreement is a contributing cause, or for which a GM prescribed application, design, engineering or manufacturing process is a contributing cause.

     (c) Inventory: If either party becomes aware of or discovers the existence
         ---------
of any defect or nonconformity in any Components that are enroute to or in the parts inventory of GM (other than parts inventory that was enroute to or in the parts inventory of GM as of the Closing Date), it shall notify the other. In such event, DRA shall, as the case may be, either absorb or reimburse GM for all direct costs and expenses incurred on the repair, modification or replacement of such items.

4.4  GM Use of Technical Information: Upon the request of GM, and solely for the
     --------------------------------
purpose of quality, reliability and durability testing/evaluation of the Components, DRA will deliver to GM all information relating to the development and manufacture of any and all Components in sufficient detail to permit evaluation of the Components by GM or its designated supplier of testing service(s), provided that such supplier is not a direct competitor of DRA. Such information may include drawings; parts lists; process and material specifications; product software and mask works; purchasing specifications; tool and labor routings; inspection processes; assurance and reliability projections; process capability studies; test reports; and failure mode and analysis studies. Such information will be updated by DRA to show changes in any Components or their manufacture. GM will use such information exclusively for evaluation of the Components. It is agreed by the parties, however, that "Component Interface Materials" (as such items are described in Section 3.2.10 of the Asset Purchase Agreement) are or shall be the property of GM and consequently not subject to the restrictions set forth in this Agreement or in any others between the parties.


ARTICLE 5 - GENERAL PROVISIONS
------------------------------


5.1  No Agency: This Agreement does not constitute either party the agent or
     ----------
legal representative of the other party. Neither party is authorized to create any obligation on behalf of the other party.

5.2  Advertising: DRA will not, without first obtaining the written consent of
     ------------
GM, in any manner advertise or publish the fact that DRA has contracted to furnish the Components to GM, or use any trademarks or tradenames of GM in DRA's or DRI's advertising or promotional materials; provided, however, that the foregoing restriction shall not apply to advertisements or publications (i) reasonably necessary under applicable securities laws or regulations in the event of a public offering of DRI or of DRA securities; (ii) necessary for obtaining financing by DRA or DRI; or (iii) permitted under the Asset Purchase Agreement, the Tradename License Agreement or the Trademark License Agreement.

5.3  Notices: Any notice under this Agreement shall be in writing (letter,
     --------
telex, facsimile, or telegram) and shall be effective when received by the addressee at its address indicated below.

     (a)  Notices sent to DRA shall be addressed as follows:

          Delco Remy America, Inc.
          2405 Columbus Avenue
          Anderson, Indiana 46018
          Attn: Chief Financial Officer

     (b)  Notices sent to GM shall be addressed as follows:

          AC Delco Systems Division        GM Worldwide Purchasing
          4800 S. Saginaw Street           NAO Headquarters
          Flint, MI 48501                  Building 1-8
          Attn: Finance Director           30400 Mound Road
                                           Warren, MI 48090-9015
                                           Attn: Executive Director - Electrical


   (c) The parties by notice hereunder may designate other addresses to which notices shall be sent.

5.4  Amendments: No amendment to this Agreement shall be binding upon either
     -----------
party unless it is in writing and is signed by the other party.

5.5  Successors and Assignment. This Agreement shall be binding upon and inure
     -------------------------
to the benefit of GM and DRA and their respective successors and assigns. No party to this Agreement may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party; provided, however, that DRA may (a) without the prior written
             --------  -------
consent of GM assign this Agreement and any or all of its rights, interests and obligations hereunder to one or more of its Affiliates (as defined in the Asset Purchase Agreement), provided that, notwithstanding such assignment DRA shall remain liable for all of its obligations hereunder and (b) upon receipt of GM's consent (which will not be unreasonably withheld), assign this Agreement and its rights, interests and obligations hereunder to (i) a transferee of all or substantially all of the assets of any or all of the

Businesses, or (ii) any successor to any or all of the Businesses, in each case, insofar as such rights, interests and obligations relate to or affect the assets or Businesses so transferred or as to which such assignee has become a successor, provided that GM shall take into consideration in granting its consent the following: (A) that such transferee or successor is not less creditworthy than DRA as of the Closing Date, (B) such transferee or successor executes a written acknowledgement of its assumption of DRA's obligations to GM under this Agreement, (C) that such transferee or successor is not an original equipment manufacturer of fully assembled passenger cars and/or light duty trucks, (D) if such transferee or successor is a then current supplier to GM, such transferee or successor shall be in good standing and have demonstrated manufacturing expertise, (E) if such transferee or successor is a manufacturer but is not then a current supplier to GM, such transferee or successor shall not have been terminated as a supplier by GM for reasons other than failure to be price competitive and shall have a reputation for large-scale, quality manufacturing and reliable performance of contracts.

5.6     Law and Jurisdiction: This Agreement shall be governed by the laws of
        ---------------------
the State of New York without regard to the principles of conflict of laws thereof. Each party consents, for purposes of enforcing this Agreement, to personal jurisdiction, service of process, and venue in any state or federal court within the State of New York having jurisdiction over the subject matter.

5.7     Entire Agreement: This Agreement constitutes the entire agreement of the
        -----------------
parties hereto regarding the subject matter hereof, and supersedes any and all prior or contemporaneous oral and written agreements between the parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, GM and DRA have caused this Agreement to be executed by their duly authorized representatives on the day and year first written above.


DRA, INC.                               GENERAL MOTORS CORPORATION


By:    /s/ James R. Gerrity             By:    /s/ Charles A. Cotten
       ----------------------                  ---------------------
Title: Executive V.P.                   Title: Attorney in fact
       ----------------------                  ---------------------

                                    ANNEX A
                                    -------

                       UNIT PRICES AS OF EFFECTIVE DATE
                       --------------------------------

                                  [Redacted]

                                    ANNEX B
                                    -------
[           ]
-------------------------------                 --------------------------------
                                                D            Purchase Order No.
-------------------------------                 A
                                                T          DRD
[LOGO OF DELCO REMY APPEARS HERE]               E
Division of General Motors Corporation          --------------------------------
    Anderson, Indiana 46018                        [                  ]
                                                   [                  ]
                                                --------------------------------
                                                S   Delco Remy
                                                H
                                                I
                                                P

                                                T
-------------------------------                 O
V                                               --------------------------------
E                                               []  AUTOMOTIVE COMPONENTS GROUP
N                                               []      DELCO REMY DIVISION
D                                               []  DISBURSEMENT ANALYSIS DEPT.
O                                               []         P.O. BOX [     ]
R                                               []      PONTIAC, MI [        ]
-------------------------------                 --------------------------------

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BUYER                              PHONE              PURCHASING MANAGER
  PLEASE ADDRESS ALL CORRESPONDENCE TO
      THE ATTENTION OF THE BUYER          [        ]


             Light Duty Starter Motors Component Supply Agreement
                                    Annex B
                               Page 1 of 5 Pages

                   [COPY IN BRACKETS ILLEGIBLE ON ORIGINAL]

                      PURCHASE ORDER TERMS AND CONDITIONS

1. ACCEPTANCE: Seller has read and understands this order and agrees that Sellers written acceptance or commencement of any work or service under this order shall constitute Seller,s acceptance of these terms and conditions only. All terms and conditions proposed by Seller which are different from or in addition to this order are unacceptable to Buyer, are expressly rejected by Buyer and shall not become a part of this order. Any modifications to this order shall be made in accordance with Paragraph 31.

2. SHIPPING. BILLING AND FLSA CERTIFICATION: Seller agrees: (a) to properly pack, mark and ship goods in accordance with the requirements of Buyer and
in [      ] carriers in a manner to secure lowest transportation cost; (b) to route shipments in accordance with instructions from Buyer's Traffic Department;
(c) to make no charge for handling, packaging, storage, transportation or [    ]
of goods unless otherwise stated, in this order; (d) to provide with each shipment packing slips with Buyers order number marked thereon; (e) to properly
mark each package with this order number, the factory, [   ], and [   ] number,
and where multiple packages comprise a single shipment to consecutively number each package; and (f) to promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with Buyer's instructions. Seller will include bills of lading or other shipping receipts correct classification identification of the goods shipped in accordance with Buyer's instructions and carrier's requirements. The marks on each package and identification of the goods on packing slips, bills of lading and invoices shall be sufficient to enable Buyer to easily identify the goods purchased. Seller further agrees: (a) to promptly render, after delivery of goods or performance of services, correct and complete invoices to Buyer; and (b) to accept payment by check or at Buyer's discretion, other cash equivalent (including electronic transfer of funds). Seller's invoice must include a certification that all goods were produced in compliance with the applicable requirements of section 6, 7 and 12 of the Fair Labor Standards Act, as amended and of regulations and orders of the United States Department of Labor issued in connection therewith. The payment date is set forth on the face side of this order, or if not stated, shall be on the 25th day of the month following Buyer's receipt of a proper invoice (except as may otherwise be agreed upon by Buyer and Seller in connection with a program providing for electronic funds transfer). Time for payment shall not begin until correct and complete invoices are received, and Seller's cash discount privileges to Buyer shall be extended until such time as payment is due. Buyer may withhold payment pending receipt of evidence, if such form and detail as Buyer may direct, of the absence of any liens, encumbrances and claims on the goods or services under this order.

3. DELIVERY SCHEDULES: Deliveries shall be made both in quantities and at times specified in Buyer's schedules. Buyer shall not be required to make payment for goods delivered to Buyer which are in excess of quantities specified in Buyer's delivery schedules. Buyer may change the rate of scheduled shipments or direct temporary suspension of scheduled shipments, neither of which shall entitle Seller to a modification of the price for goods or services covered by this order. For orders of goods where quantities and/or delivery schedules are not specified, Seller shall deliver goods in such quantities and times as Buyer may direct in subsequent releases.

4. PREMIUM SHIPMENTS: If Seller's acts or omissions result in Seller's failure to meet Buyer's delivery requirements and Buyer requires a more expeditious method of transportation for the goods than the transportation method originally specified by Buyer, Seller shall, at Buyer's action: (i) promptly reimburse Buyer the difference in cost between the more expeditious method and the original method; (ii) allow Buyer to reduce its payment of Seller's invoices by such difference, or (iii) ship the goods as expeditiously as possible at Seller's expense and invoice Buyer for the amount which Buyer would have paid for normal shipment.

5. CHANGES: Buyer reserves the right at any time to direct changes, or cause Seller to make changes, to drawings and specifications of the goods or to otherwise change the scope of the work covered by this order, including work with respect to such matters as inspection, testing or quality control, and Seller agrees to promptly make such changes: any difference in price or time for performance resulting from such changes shall be equitably adjusted by Buyer
after receipt of [                     ] in such form and detail as Buyer may
direct. Any changes to this order shall be made in accordance with Paragraph 31.

6. INSPECTION: Seller agrees that Buyer shall have the right to enter Seller's facility at reasonable times to inspect the facility, goods, materials and any property of Buyer covered by this order. Buyer's inspection of the goods, whether during manufacture prior to delivery or within a reasonable time after delivery, shall not constitute acceptance of any work-in-process or finished goods.

7. NONCONFORMING GOODS: To the extent Buyer rejects goods as nonconforming, the quantities under this order will automatically be reduced unless Buyer otherwise notifies Seller. Seller will not replace quantities so reduced without a new order or schedule from Buyer. Nonconforming goods will be held by Buyer for disposition in accordance with Seller's instructions at Seller's risk. Seller's failure to provide written instructions within ten (10) days, or such shorter period as may be commercially reasonable under the circumstances, after notice or nonconformity shall entitle Buyer, at Buyer's option, to charge Seller for storage and handling, or to dispose of the goods without liability to Seller. Payment for nonconforming goods shall not constitute an acceptance thereof, limit or impair Buyer's right to assert any legal or equitable remedy, or relieve Seller's responsibility for Patent defects.

8. FORCE MAJEURE: Any delay or failure of either party to perform its obligations hereunder shall be excused if, and to the extent that it is caused by an event or occurrence beyond the reasonable control of the party and without its fault or negligence, such as, by way of example and not by way of limitation, acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor, equipment or transportation, or court injunction or order; provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected party to the other party within ten (10) days. During the period of such delay or failure to perform by Seller, Buyer, at its option, may purchase goods from other sources and reduce its schedules to Seller by such quantities, without liability to Seller, or have Seller provide the goods from other sources in quantities and at times requested by Buyer and at the price set forth in this order. If requested by the Buyer, Seller shall, within ten (10) days of such request, provide adequate assurances that the delay shall not exceed thirty (30) days, if the delay lasts more than thirty (30) days or Seller does not provide adequate assurance that the delay will cease within thirty (30) days. Buyer may immediately cancel the order without liability.

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

9. WARRANTY: Seller expressly warrants that all goods or services covered by this order will conform to the specifications, drawings, samples, or descriptions furnished to or by Buyer and will be merchantable of good material and workmanship and free from defect. In addition, Seller acknowledges that Seller knows of Buyers intended use and expressly warrants that all goods covered by this order which have been selected, designed, manufactured, or assembled by Seller, based upon Buyers stated use will be fit and sufficient for the particular purpose intended by Buyer.

10. INGREDIENTS DISCLOSURE AND SPECIAL WARNINGS AND INSTRUCTIONS: Requested by Buyer, Seller shall promptly furnish to Buyer in such form and detail as Buyer may direct: (a) a list of all ingredients in the goods purchased hereunder: (b) the amount of one or more ingredients, and (c) information concerning any changes in or additions to such ingredients. Prior to and with the shipment of the goods purchased hereunder, Seller agrees to furnish to Buyer sufficient warning and notice in writing (including appropriate labels on goods, containers and packing) of any hazardous material which is an ingredient or a part of any of the goods, together with such special handling instructions as may be
necessary to advise carriers. Buyer, and their respective employees [       ] to
exercise [  ] [     ] of care and precaution which will best prevent bodily
injury or property damage in the handling, transportation, processing, use, or disposal of the goods, containers and packing shipped to Buyer.

11. INSOLVENCY: Buyer may immediately cancel this order without liability to Seller in the event of the happening of any of the following or any comparable event: (a) insolvency of the Seller: (b) filing of a voluntary petition in bankruptcy by the Seller: (c) filing of any involuntary petition in bankruptcy against Seller: (d) appointment of a receiver or trustee for Seller: (e) or execution of an assignment for the benefit of creditors by Seller, provided that such petition appointment or assignment is not vacated or nullified within fifteen (15) days of such event.

12. CANCELLATION FOR BREACH: Buyer reserves the right to cancel all or any part of this order, without liability to Seller, if Seller: (a) repudiates or breaches any of the terms of this order, including Seller's warranties: (b) fails to perform services or deliver goods as specified by Buyer; or (c) fails to make progress so as to endanger timely and proper completion of services or delivery of goods; and does not correct such failure or breach within ten (10) days (or such shorter period of time if commercially reasonable under the circumstances) after receipt of written notice from Buyer specifying such failure or breach.

13. TERMINATION: In addition to any other rights of Buyer to cancel or terminate this order. Buyer may at its option immediately terminate all or any part of this order, at any time and for any reason, by giving written notice to Seller. Upon such termination, Buyer shall pay to Seller the following amounts without duplication; (a) the order price for all goods ar services which have been completed in accordance with this order and not previously paid for; and (b) the actual costs of work-in-process and raw materials incurred by Seller in furnishing the goods or services under this order to the extent such costs are reasonable in amount and are properly allocable or apportionable under generally accepted accounting principals to the terminated portion of this order; less, however, the reasonable value or cost (whichever is higher) of any goods or materials used or sold by Seller with Buyer's written consent, and the cost of damage or destroyed goods or material. Buyer will make no payments for finished goods, work-in-process or raw materials fabricated or procured by Seller in amounts in excess of those authorized in delivery releases nor for any undelivered goods which are in Seller's standard stock or which are readily marketable. Payments made under this Paragraph shall not exceed the aggregate price payable by Buyer for furnished goods which would be produced by Seller under delivery or release schedules outstanding at the date of termination. Except as provided in this Paragraph, Buyer shall not be liable for and shall not be required to make payments to Seller, directly or on account of claims by Seller's subcontractors, for loss or anticipated profit, unabsorbed overhead, interest on claims, product development and engineering costs, facilities and equipment rearrangement costs or rental, unamortized depreciation costs, and general and administrative burden charges from termination of this order. Within sixty (60) days from the effective date of termination, Seller shall submit a comprehensive termination claim to Buyer, with sufficient supporting data to permit Buyer's audit, and shall thereafter promptly furnish such supplemental and supporting information as Buyer shall request. Buyer or its agents, shall have the right to audit and examine all books, records, facilities, work, material, inventories, and other items relating to any termination claim of Seller.

14. INTELLECTUAL PROPERTY: Seller agrees; (a) to defend, xxx harmless and indemnify Buyer, its successors and customers against all claims, demands, losses, suits, damages, liability and expenses (including reasonable attorney fees) arising out of any suit, xxxx or action for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark, copyright or mask work right by reason of the manufacture, use or sale of the goods or services ordered, including infringement arising out of compliance with specifications furnished by Buyer, or for actual or alleged misuse or misappropriation of a trade secret resulting directly or indirectly from Seller's actions; (b) to waive any claim against Buyer under the Uniform Commerical Code or otherwise, including any hold harmless or similar claim, in any way related to a claim asserted against Seller or Buyer for patent, trademark, copyright or mask work right infringement or the like, including claims arising out of compliance with specifications furnished
by Buyer; and (c) to grant Buyer a worldwide, nonexclusive, [          ],
irrevocable license to repair and have repaired, to reconstruct and have reconstructed the goods ordered hereunder. Seller assigns to Buyer all right, title and interest in and to all trademarks, copyrights and mask work rights in any material created for Buyer under this order.

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15.  TECHNICAL INFORMATION DISCLOSED TO BUYER: Seller agrees not to assert any claim (other than a claim for patent infringement) with respect to any technical information which Seller shall have disclosed or may hereafter disclose to Buyer in connection with the goods or services covered by this order.

16. INDEMNIFICATION: Seller performs any work on Buyer's premises or utilizes the property of Buyer, whether on or off Buyer's premises. Seller shall indemnify and hold Buyer harmless from and against any liability claims, demands or expenses (including reasonable attorney fees) for damages to the property of or injuries (including death) to Buyer, its employees or any other person arising from or in connection with Seller's performance of work or use of Buyer's property except for such liability claim or demand arising out of the sole negligence of Buyer.

17. INSURANCE: Seller shall maintain insurance coverage in amounts not less than the following: (a) Workers Compensation Statutory Limits for the state or
states [                  ] is to be performed for evidence [ ] authority to
self-insure); (b) Employer's Liability -- $250,000: (c) Comprehensive General Liability (including Products Completed Operations and Blanket Contractual Liability) -- $1,000,000 per person. $1,000,000 per occurrence Personal Injury and $1,000,000 per occurrence Property Damage or $1,000,000 per occurrence Personal Injury and Property Damage combined single limit and (d) Automobile Liability (including owned, non-owned and hired vehicles) -- $1,000,000 per person. $1,000,000 per occurrence Personal Injury and $1,000,000 per occurrence Property Damage, or $1,000,000 per occurrence Personal Injury and Property Damage combined single limit. At Buyer's request, Seller shall furnish to Buyer certificates of insurance setting forth the amount(s) of coverage, policy number(s) and date(s) of expiration for insurance maintained by Seller and if further requested by Buyer, such certificates will provide that Buyer shall receive thirty (30) days prior written notification from the insurer of any termination or reduction in the amount or scope of coverages. Seller's purchase of appropriate insurance coverage or the furnishing of certificates of insurance shall not release Seller of its obligations or liabilities under this order. In the event of Seller's breach of this provision, Buyer shall have the right to cancel the undelivered portion of any goods or services covered by this order and shall not be required to make further payments except for conforming goods delivered or services rendered prior to cancellation.

18. TOOLS: Unless otherwise agreed to by Buyer, Seller at its own expense shall furnish, keep in good condition, and replace when necessary all tools, jigs, dies, gauges, fixtures, molds and patterns ("Tools") necessary for the production of the goods. The cost or changes to the Tools necessary to make design and specification changes authorized by Buyer shall be paid for by Buyer. Seller shall insure the Tools with full fire and extended coverage insurance for the replacement value thereof. Seller grants Buyer an irrevocable option to take possession c; and title to the Tools that are special for the production of the goods upon payment to Seller of the book value thereof less any amounts which Buyer has previously paid to Seller for the cost of such Tools; provided, however, that this option shall not apply if such Tools are used to produce goods that are the standard stock of Seller or if a substantial quantity of like goods are being sold by Seller to others.

19. BAILED PROPERTY: All supplies, materials, tools, jigs, dies, gauges, fixtures, molds, patterns, equipment and other items furnished by Buyer either directly or indirectly, to Seller to perform this order, or for which Seller has been reimbursed by Buyer shall be and remain the property of Buyer. Seller shall bear the risk of loss of and damage to Buyer's property, Buyer's property shall at all times be properly housed and maintained by Seller; shall not be used by Seller for any purpose other than the performance of this order; shall be deemed to be personalty; shall be conspicuously marked "Property of General Motors Corporation" by Seller; shall not be commingled with the property of Seller or with that of a third person; and shall not be moved form Seller's premises without Buyer's prior written approval. Upon the request of Buyer, such property shall be immediately released to Buyer or delivered to Buyer by Seller, either
(i) F.O.B. transport equipment at Seller's plant, properly packed and marked in accordance with the requirements of the carrier selected by Buyer to transport such property, or (ii) to any location designated by Buyer, in which event Buyer shall pay to Seller the reasonable cost of delivering such property to such location. Buyer shall have the right to enter onto Seller's premises at all reasonable times to inspect such property and Seller's records with respect thereto.

20. REMEDIES: The rights and remedies reserved to Buyer in this order shall be cumulative, and additional to all other or further remedies provided in law or equity.

21. DUTY DRAWBACK RIGHTS: This order includes all related customs, duty and import drawback rights, if any, (including rights developed by substitution and rights which may be acquired from Seller's suppliers) which Seller can transfer to Buyer. Seller agrees to inform Buyer of the existence of any such rights and upon request to supply such documents as may be required to obtain such drawback.

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

SETOFF:  In addition to any [         ] provided by [     ] amounts due Seller
shall be considered [      ] Indebtedness of Seller to General Motors
Corporation and its subsidiaries; and General Motors Corporation may deduct any amounts due or to become due from Seller to General Motors Corporation and its subsidiaries from any sums due to or to become due from General Motors Corporation to Seller.

ADVERTISING: Seller shall not without first obtaining the written consent of Buyer, in any manner, advertise or publish the fact that Seller has contracted
to furnish Buyer the goods or service herein ordered. [   ] any trademarks or
tradenames of Buyer in Seller's advertising or promotional materials, in the event of Buyer's breach of this provision. Buyer shall have the right to cancel
the undelivered portion of any goods or [     ] covered by this order and shall
not be required to make further payments except for conforming goods [ ] or services rendered prior to cancellation.

GOVERNMENT COMPLIANCE. Seller agrees to comply with a federal, state and local laws. Executive [ ], rules, regulations and ordinances which may be applicable to Seller's performance or its obligations under this order.

EQUAL OPPORTUNITY AND AFFIRMATIVE ACTION:  This order incorporates by reference:
(a) all provisions of 41 C.F.R. 60-1.4, as amended, pertaining to the equal opportunity clause in government contracts. [ ] provisions of 41 C.F.R. 60-250,
as amended, pertaining to affirmative action for disabled veterans of [    ]
Vietnam Era: and (c) all provisions of 41 C.F.R. 60-741, as amended, pertaining to affirmative action for handicapped workers. Seller certifies that it is in compliance with all applicable provisions of 41 C.F.R. 60-1, including but not limited to: (a) developing and presently having in full force and effect a written affirmative action compliance program for each of its establishments as required by 41 C.F.R. 60-1.40, as amended: (b) [ ] EEO-1 Reports as required by 41 C.F.R. 60-1.7, as amended, and (c) neither maintaining segregated [ ] nor permitting its employes to perform services at segregated facilities as prohibited by 41 C.F.R. [ ], as amended. Buyer requests that Seller adopt and implement a policy to extend employment opportunities to qualified applicants and employees on a equal basis regardless of an individual's age, race, color, religion or national origin.

NO IMPLIED WAIVER: The failure of either party at any time to require performance by the other party by provision of this order shall in no way affect the right to require such performance at any time [ ] nor shall the waiver of either party of a breach of any provision of this order constitute a waiver of any proceeding breach of the same or any other provision.

NON-ASSIGNMENT: Seller may not assign or delegate its obligations under this order without Buyer's written consent.

RELATIONSHIP OF PARTIES: Seller and Buyer are independent contracting parties and nothing in this order shall make either party the agent or legal representatives of the other for any purpose whatsoever, nor [ ] it grant either party any authority to assume or to create any obligation on behalf of or in the name of the [ ].

GOVERNING LAW: This order is to be construed according to the laws of the state from which this order [ ] as shown by the address of Buyer on the face side of this order.

SEVERABILITY: If any term of this order is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed reformed and deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order of rule, and the remaining provisions of this order shall remain in full force and effect.

ENTIRE AGREEMENT: This order together with the attachments, exhibits, or supplements, specifically referenced in this order, constitutes the entire agreement between Seller and Buyer with respect to the matter pertained herein and supersedes all prior oral or written representations and agreements. This order may only be modified by a purchase order amendment alteration issued by Buyer.

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